As filed with the Securities and Exchange Commission on July 23, 2009
Registration No. 333-147935

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation or organization)
13-1890974
(I.R.S. Employer Identification Number)

2 Paragon Drive
Montvale, New Jersey 07645
(201) 573-9700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allan Richards
Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary
The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey 07645
(201) 573-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 on Form S-3 to the automatic shelf registration statement on Form S-3 (Registration No. 333-147935) (the “Registration Statement”) of The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Registrant”), filed with the Securities and Exchange Commission on December 7, 2007, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.
     In accordance with the Registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on July 23, 2009.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY , INC.
By:	/s/ Brenda M. Galgano
	Name:	Brenda M. Galgano
	Title:	Senior Vice President, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on July 23, 2009.

Name	Title

*	Executive Chairman and Director

Name: Christian W. E. Haub

*	President and Chief Executive Officer (Principal Executive Officer)
Name: Eric Claus

*	Chairman of the Board

Name: John D. Barline

*	Director

Name: Dr. Jens-Jurgen Böckel

*	Director

Name: Bobbie Andrea Gaunt

*	Director

Name: Dr. Andreas Guldin

*	Director

Name: Dan Plato Kourkoumelis

*	Director

Name: Edward Lewis

Name	Title

*	Director

Name: Gregory Mays

*	Director

Name: Maureen B. Tart-Bezer

/s/ Brenda M. Galgano	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
Name: Brenda M. Galgano

/s/ Melissa E. Sungela	Vice President, Corporate Controller (Principal Accounting Officer)
Name: Melissa E. Sungela

/s/ Allan Richards	Attorney-in-fact

*By: Allan Richards